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                                                                  EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Global Sports, Inc. on Form S-8 of our report dated March 22, 2000, appearing in the Annual Report on Form 10-K of Global Sports, Inc. for the year ended January 1, 2000.



/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania
October 10, 2000